UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2008

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(1)           On December 31, 2008, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company approved by written consent certain amendments of the Change of Control Employment Agreements which the Company has entered into with key executives, including the Company’s Executive Officers, in order to comply with the provisions of Section 409A of the Internal Revenue Code. The material amendments of the Agreements are as follows, and the form of the amended Change of Control Employment Agreement is attached to this filing as Exhibit 10.1.

(a)
the Agreements have been amended to provide that the definition of “change of control” set forth in Section 409A will apply in the event that (i) an executive is terminated prior to a change of control at the direction and behest of the acquiring company or otherwise in connection with the change of control, or (ii) a successor to the Company (whether by reason of merger, acquisition, or other event) refuses to explicitly assume the obligations under the Agreements to pay severance benefits upon termination of the executives. The definition of “change of control” set forth in the Agreements prior to this amendment will continue to apply to all other distribution events.

(b)
Section IV(e)(i) is amended to clarify that an executive is required to be taxed on the full cost of continuing health coverage for the protected period (measured by COBRA premium) less the cost he or she has to pay for such coverage.

(c)	Section IV(e)(ii) is amended to delete references to tax gross-ups in relation to receipt of insured benefits.
(d)	The Agreements are amended to provide for distribution of benefits only upon Section 409A permissible payment events.
(e)
Section III(c) is amended to provide, in compliance with Section 409A, that an executive must take reasonable good faith efforts to enforce his or her rights within 180 days following the date payment should have been made under the Agreement.

(f)	A new Section XIII has been added as a "belt and suspenders" provision to ensure that all payments made upon Termination of Employment satisfy the six month delay rule mandated by Section 409A.

(2)           Also on December 31, 2008, the Energizer Plans Administrative Committee, an executive employee committee delegated authority by the Board of Directors of the Company to amend benefit plans and programs of the Company in order to maintain compliance with the Internal Revenue Code, approved by written consent certain amendments of the Company’s 2000 Incentive Stock Plan, and a universal amendment of the terms of outstanding restricted stock equivalent awards granted to employees of the Company since January 1, 2005, including the Executive Officers, in order to maintain compliance with Section 409A of the Internal Revenue Code. These awards have been granted under the terms of the 2000 Incentive Stock Plan and also under the terms of the Company’s Deferred Compensation Plan. The form of the amended 2000 Incentive Stock Plan is attached to this filing as Exhibit 10.2, and the form of the universal amendment of the terms of outstanding restricted stock equivalent awards is attached to this filing as Exhibit 10.3.

The amendments to the 2000 Incentive Stock Plan were immaterial and intended solely to clarify that to the extent Section 409A is applicable all provisions of the Plan must satisfy the requirements of Section 409A and the regulations and guidance thereunder. The universal amendment to the terms of outstanding restricted stock equivalent awards, which was also immaterial, clarifies that the awards have been operated in good faith compliance with Code Section 409A for the period from January 1, 2005 through December 31, 2008 and that the terms of the amended awards will govern on or after January 1, 2009.  The amendments clarify, consistent with Section 409A, that the definition of “change of control” to be utilized under the awards is the definition set forth in Section 409A, and also clarify the appropriate timing of the vesting and conversion of the restricted stock equivalents into shares of Common Stock of the Company and the payment of related cash payments in an amount equal to any dividends which may be paid.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: January 6, 2009

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Amended Change of Control Employment Agreement
10.2                                Energizer Holdings, Inc. 2000 Incentive Stock Plan (2009 Amended and Restatment)
10.3                                Form of Amendment to Certain Restricted Stock Equivalents Issued Under Energizer Holdings, Inc. 2000 Incentive Stock Plan and Energizer Holdings, Inc. Deferred Compensation Plan